Exhibit 23(a)
DRAFFIN & TUCKER
CERTIFIED PUBLIC ACCOUNTANTS
P.O. BOX 6
2617 GILLIONVILLE ROAD
ALBANY, GEORGIA  31702-0006
(912) 883-7878
FAX (912) 435-3152


April 28, 1997

Securities and Exchange Commission
450 First Street, N.W.
Washington, D.C.  20549

     Re:  Southwest Georgia Financial Corporation (Company)
          Registration Statement on  Form S-3
          (Registration Statement)
          "Dividend Reinvestment Plan"

            INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Southwest Georgia Financial Corporation on Form S-3 of our report dated January 24, 1997, appearing in the Prospectus, which is made part of this Registration Statement, by reference.

We also consent to the filing of this opinion as an exhibit to the Registration Statement and reference to us under the headings "Experts" therein.



/s/ Draffin & Tucker

Albany, Georgia

By:  /s/ William R. Rambo
     William R. Rambo, Partner